SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            February 27, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
_______________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
        Incorporation)                    File Number)      Identification No.)



823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
 (Address of Principal Executive Offices)                      (Zip Code)



(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________



     Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report




Item 12.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated February 27, 2004, that announced net losses for the the three months and year ended December 31, 2003. The text of that press release is set forth in Exhibit 99.35 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.35                           Press Release dated February 27, 2004







                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CENTURY REALTY TRUST




February 27, 2004                     By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer








PRESS RELEASE                                                    EXHIBIT 99.35
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

                     CENTURY REALTY TRUST REPORTS LOSS FOR

                          2003 FOURTH QUARTER AND YEAR


     Century Realty Trust today reported a consolidated net loss for the year ended December 31, 2003, of $540,658 or $.30 per share, and positive funds from operations of $1,130,946 or $0.64 per share, on gross revenue of $12,038,203. For the previous year, the Trust reported net income of $689,239, or $0.39 per share and funds from operations of $2,551,764, or $1.45 per share, on gross revenue of $12,844,001. Neither period included gain from the sale of property. Per share amounts are both basic and diluted.

     For the fourth quarter ended December 31, 2003, the consolidated net loss was $363,178, or $.20 per share, and positive funds from operations was $49,330, or $0.03 per share on gross revenue of $3,000,504. For the same quarter of 2002, the Trust reported net income of $218,658, or $0.13 per share and funds from operations of $620,167, or $0.35 per share on gross revenue of $3,104,858. Per share amounts are both basic and diluted.

     The declines in operating results for the quarter and year ended December 31, 2003 from the comparable periods a year ago resulted primarily from a decline in apartment occupancy and an increase in operating expenses.
Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 83.1% and 82.9% during the fourth quarter and year of 2003, respectively, down from averages of 86.8% and 88.8% during the comparable periods of 2002. Management attributes the lower current occupancy to the loss of many apartment residents who have opted to become home owners due to attractive mortgage interest rates, and to relatively high unemployment that has limited the number of prospective apartment residents.

     A reassessment of all real estate in Indiana effective for payments due in 2003 increased real estate tax expense by $169,700 (51.7%) in the fourth quarter and $323,900 (24.8%) for all of 2003 compared with the prior year periods. Management has appealed for a review of the new assessments at most locations. The impact of the higher real estate taxes was weighted more heavily in the later months of 2003 due to delayed billing by many of the taxing districts. Approximately one-half of the increase in real estate tax expense in 2003 is attributed to having under-estimated the amounts accrued in 2002 for taxes payable in 2003. Differences between real estate taxes payable in 2004 and the estimated amounts accrued in 2003 for such payments are not expected to have a significant impact on real estate tax expense in 2004.
Most of the increase in other operating expenses in the 2003 periods resulted from the increase in the number of vacant apartment units and management's efforts to reduce those vacancies.

Real estate industry analysts generally consider "Funds from Operations" to be an appropriate measure of performance of an equity REIT. Funds from operations is defined as income before gains (losses) on investments and extraordinary items adjusted for certain non-cash items, primarily provisions for depreciation. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance. In addition, comparability to other companies that report funds from operations is not recommended due to differences in the definitions and methods of calculation used by various companies. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded. Following is a reconciliation of net income to funds from operations:


                              Three Months Ended               Year Ended
                                   December 31,                December 31,
                              _______________________   _______________________
                                 2003         2002          2003          2002
                              ___________  __________   ___________  __________
Net Income (loss)             ($363,178)    $218,657    ($ 540,658)  $ 689,239
Plus Depreciation               430,145      418,381     1,749,036   1,804,582
Less Minority interest
  portion of depreciation       (15,712)     (17,534)      (69,657)    (87,537)
Plus nonrecurring write-off
  of mortgage loan costs            -             (7)          -       192,543
Less minority interest portion
  of nonrecurring write-off         -          2,082           -       (38,855)
Less Depreciation, other than
  investment properties          (1,925)      (1,412)       (7,775)     (8,207)
     Funds from operations    ___________  __________   ___________  __________
       allocable to the Trust $  49,330     $621,167    $1,130,946  $2,551,765



     Net income for the quarter and year ended December 31, 2002 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and distributed all of its otherwise taxable income to its shareholders.

     Management believes that forward-looking statements contained herein are reasonable and informative; however, the Trust's actual results could differ materially from those set forth in such forward-looking statements for reasons management cannot predict. Factors that might cause such a difference include, among others, the following: dependence on the performance of key personnel and independent property management firms; risks associated with the high level of competition in the Trust's markets; changes in mortgage interest rates; changes in real estate tax rates and/or assessed valuations; and, the unpredictability of economic and regulatory conditions.

     The average number of outstanding shares of the Trust for the year ended December 31, 2003 and 2002 was 1,774,987 and 1,758,700, respectively, At December 31, 2003, the Trust had total assets of $45,549,180 and shareholders' equity of $8,643,552 At December 31, 2002, the Trust had total assets of $46,958,426 and shareholders' equity of $9,670,202.



Indianapolis, IN, February 27, 2004